THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Date of Issuance	Void after
June 26, 2007	June 26, 2010

TRULITE, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

This Warrant is issued to _________________ (the “Holder”) by Trulite, Inc., a Delaware corporation (the “Company”).

1. Purchase of Shares.

(a) Number of Shares. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to Three Hundred Thirty Three Thousand Three Hundred Thirty Three (333,333) fully paid and nonassessable shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

(b) Exercise Price. The exercise price for the shares of Common Stock issuable pursuant to this Section 1 (the “Shares”) shall be One Dollar ($1.00) per share (the “Exercise Price”). The Shares and the Exercise Price shall be subject to adjustment pursuant to Section 7 hereof.

2. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m. CDT on June 26, 2010 (the “Exercise Period”); provided, however, that this Warrant shall no longer be exercisable and become null and void upon the consummation of any “Termination Event” defined as (a) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets, (b) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of Company’ Common Stock immediately prior to such merger or consolidation continue to hold at least 50% of the equity interest of the Company or the surviving or acquiring entity), (c) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold more than 50% of the outstanding Common Stock of the Company, or (e) a liquidation, dissolution or winding up of the Company; provided, however, that a transaction shall not constitute a Termination Event if its sole purpose is to change the state of the Company’s organization or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction.

3. Method of Exercise.

(a) While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i) the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii) the payment of the Exercise Price, which shall be payable in cash, or by certified or official bank check, or, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of the calculation set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive a number of Shares computed using the following formula:

Where

X = Y(A-B)/A

X = the number of Shares to be issued to the Holder

Y = the number of Shares issuable on exercise of the Warrant, or if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A = the fair market value of one Share (at the date of such calculation)

B = the Exercise Price (as adjusted to the date of calculation)

If the Shares are publicly traded at the time of the foregoing calculation (whether quoted on the over-the-counter bulletin board, or traded in an over-the-counter market or on an exchange) the fair market value per Share shall be the average closing price for the Common Stock for the ten (10) trading days immediately preceding the date of the calculation. Otherwise, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable judgment.

(b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificate for the Shares shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Shares represented by such certificate.

(c) As soon as practicable after the exercise of this Warrant in whole or in part the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of Shares to which such Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal to the number of such Shares described in this Warrant minus the number of such Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above.

4. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder that:

(a) Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b) Authorization. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, all corporate action has been taken on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Warrant. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Warrant the valid and enforceable obligations they purport to be. The issuance of this Warrant will not be subject to preemptive rights of any stockholders of the Company. The Company has authorized sufficient shares of Common Stock to allow for the exercise of this Warrant.

(c) Valid Issuance of Common Stock. The Shares, when issued, sold, and delivered in accordance with the terms of the Warrants for the consideration expressed therein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Holders in this Warrant, will be issued in compliance with all applicable federal and state securities laws.

5. Representations and Warranties of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

(a) Authorization. Holder represents that it has full power and authority to enter into this Warrant. This Warrant constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is entered into by the Holder in reliance upon such Holder’s representation to the Company that the Warrant and the Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By acknowledging this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c) Disclosure of Information. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(d) Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities and recognizes that it may realize a loss of its entire investment in the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

(e) Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Act.

(f) Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, each Lender represents that it is familiar with Rule 144, as presently in effect, as promulgated by the SEC under the Act (“Rule 144”), and understands the resale limitations imposed thereby and by the Act.

(g) Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Warrant, including, without limitation, this Section 5 and:

(i) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances; or

(iii) if other than an individual, the Holder shall not make any disposition to any of the Company’s competitors as such is reasonably in good faith determined by the Company.

(h) Legends. It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

6. Covenants of the Company.

(a) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters and stock dividends) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(b) Covenants as to Exercise Shares. The Company covenants and agrees that all Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

7. Adjustment of Exercise Price and Number of Shares. The number and kind of Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

(c) Upon Issuance of Additional Shares of Common Stock.

(i) In the event the Company shall after the date of this Warrant issue Additional Shares of Common Stock (hereafter defined), without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issuance, then, and in each such case, the Exercise Price shall be reduced, concurrently with such issuance, to the consideration per share received by the Company in the issuance triggering the adjustment set forth in this Section 7(c).

(ii) For purposes of this Section 7(c), the following definitions shall apply:

(1) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined).

(2) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(3) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to subparagraph (iii) below, deemed to be issued) by the Company after the date of this Warrant, other than shares of Common Stock issued or issuable (or pursuant to subparagraph (iii) below, deemed to be issued):

(A) upon the exercise or conversion of Options or Convertible Securities issued and outstanding as of the date of this Warrant;

(B) to directors of, employees of, and consultants of the Company pursuant to restricted stock purchase agreements, stock option plans, or similar arrangements if approved by the Board of Directors of the Company in its reasonable discretion;

(iii) If the Company at any time or from time to time after the date of this Warrant shall issue any Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance, provided that in any such case in which shares are deemed to be issued:

(1) No further adjustment in the Conversion Price shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price and any subsequent adjustments thereon shall be recomputed to reflect such change(s) as if such change(s) had been in effect as of the original issue thereof (or the occurrence of the record date with respect thereto); and

(3) No readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price that would have resulted from any other issuances of Additional Shares of Common Stock and any other adjustments provided for herein between the original adjustment date and such readjustment date.

(iv) For purposes of this Section 7(c), the consideration received by the Company for the issuance of any Additional Shares of Common Stock shall be computed as follows:

(1) Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate of cash received by the Company in connection with such issuance;

(B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issuance, as is reasonably determined by the Board of Directors of the Company; and

(C) in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as is reasonably determined by the Board of Directors of the Company.

(2) The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subparagraph (iii) above, relating to Options and Convertible Securities, shall be determined by dividing:

(A) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(d) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8. Choice of Law, Venue and Forum. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles. Exclusive venue for any litigation between the parties hereto shall be in Harris County, Texas, and shall be brought in the State District Courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division. The parties hereto waive any challenge to personal jurisdiction or venue (including without limitation a challenge based on inconvenience) in Harris County, Texas, and specifically consent to the jurisdiction of the State District Courts of Harris County and the United States District Court for the Southern District of Texas, Houston Division.

9. Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

10. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

11. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 11):

If to the Company:

Trulite, Inc.
1401 McKinney Street, Suite 900
Houston, Texas 77010
Attention: President

If to Holder:

___________________
___________________
___________________

12. Finder’s Fee. The Holder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

13. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

14. Entire Agreement; Amendments and Waivers. This Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder; or if this Warrant has been assigned in part, by the holders or rights to purchase a majority of the shares originally issuable pursuant to this Warrant.

15. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

Trulite, Inc.
(a Delaware corporation)

By:
Title:

Address:	1401 McKinney, Suite 900
Houston, Texas 77010

ACKNOWLEDGED AND AGREED:

HOLDER:

[holder]

Signature Page

NOTICE OF EXERCISE

Trulite, Inc.
Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:
_____________ shares of Common Stock pursuant to the terms of the attached Warrant, and [(a) tenders herewith payment in cash of the Exercise Price of such Shares in full, or (b) elects to make a “cashless” exercise in accordance with the provisions of Section 3(a) of the attached warrant], together with all applicable transfer taxes, if any.

The undersigned hereby represents and warrants that Representations and Warranties in Section 5 hereof are true and correct as of the date hereof.

HOLDER:

Date:___________________	By:_______________________________________

Address:_____________________________________
________________________________
________________________________

Name in which shares should be registered:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Dated:	_________________________

Holder’s
Signature:	_______________________________________

Holder’s
Address:	_______________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.